Exhibit 99.1
Coupa Software Reports Fourth Quarter & Full Year Fiscal 2021 Financial Results
•Record Quarterly Revenues of $164 Million, 47% Year-Over-Year Growth
•Record Quarterly Calculated Billings of $270 Million, 49% Year-Over-Year Growth
•Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $20 Million and $38 Million, Respectively
SAN MATEO, Calif., March 16, 2021 — Coupa Software (NASDAQ: COUP) today announced financial results for its fourth quarter and fiscal year ended January 31, 2021.

“This year, we delivered record financial results across all key measures amid a difficult macroeconomic environment,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “As part of our strategy to develop and own the Business Spend Management market, we continued to invest meaningfully into all areas of our business. We also made strategic acquisitions in supply chain design and planning, treasury, and the enhancement of our supplier diversity and travel and expense offerings. We believe that we are now more optimally positioned than ever to deliver broad based global customer success.”
Fourth Quarter Results:

•Total revenues were $163.5 million, an increase of 47% compared to the same period last year. Subscription revenues were $134.9 million, an increase of 37% compared to the same period last year.
•GAAP operating loss was $95.4 million, compared to a GAAP operating loss of $15.9 million for the same period last year. Non-GAAP operating income was $11.2 million, compared to a non-GAAP operating income of $13.3 million for the same period last year.
•GAAP net loss was $61.4 million, compared to a GAAP net loss of $24.1 million for the same period last year. GAAP net loss per basic and diluted share was $0.85, compared to a GAAP net loss per basic and diluted share of $0.38 for the same period last year. Non-GAAP net income was $13.0 million, compared to a non-GAAP net income of $15.0 million for the same period last year. Non-GAAP net income per diluted share was $0.17, compared to non-GAAP net income per diluted share of $0.21 for the same period last year.
•Operating cash flows and adjusted free cash flows were positive $20.4 million and $38.1 million, respectively.
Fiscal Year 2021 Results:

•Total revenues were $541.6 million, an increase of 39% from the previous year. Subscription revenues were $470.3 million, an increase of 36% from the previous year.
•GAAP operating loss was $166.6 million, compared to a GAAP operating loss of $73.4 million for the previous year. Non-GAAP operating income was $52.7 million, compared to a non-GAAP operating income of $31.9 million for the previous year.
•GAAP net loss was $180.1 million, compared to a GAAP net loss of $90.8 million for the previous year. GAAP net loss per basic and diluted share was $2.63, compared to a GAAP net loss per basic and diluted share of $1.45 for the previous year. Non-GAAP net income was $55.7 million, compared to a non-GAAP net income of $36.6 million for the previous year. Non-GAAP net income per diluted share was $0.77, compared to non-GAAP net income per diluted share of $0.52 for the previous year.
•Operating cash flows and adjusted free cash flows for the year ended January 31, 2021, were positive $78.2 million and $113.5 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP measures used by Coupa.
Business Outlook:
The following forward-looking statements reflect Coupa’s expectations as of March 16, 2021.
First quarter of fiscal 2022:
•Total revenues are expected to be $151.5 to $152.5 million.
•Subscription revenues are expected to be $133.5 to $134.5 million.
•Professional services and other revenues are expected to be approximately $18.0 million.
•Non-GAAP loss from operations is expected to be $10.0 to $12.0 million.
•Non-GAAP net loss per basic and diluted share is expected to be $0.18 to $0.21 per share.
•Basic and diluted weighted average share count is expected to be approximately 73.0 million shares.
Full year fiscal 2022:
•Total revenues are expected to be $675.0 to $678.0 million.
•Non-GAAP loss from operations is expected to be $7.0 to $10.0 million.
•Non-GAAP net loss per basic and diluted share is expected to be $0.23 to $0.27 per share.
•Basic and diluted weighted average share count is expected to be approximately 73.5 million shares.
Coupa has not reconciled its expectations for non-GAAP income or loss from operations to GAAP loss from operations, or non-GAAP net income or loss per share to GAAP net loss per share because certain items excluded from non-GAAP income or loss from operations and non-GAAP net income or loss, such as charges related to stock-based compensation expenses, amortization of acquired intangible assets, the change in fair value of contingent consideration related to an acquisition, amortization of debt discount and issuance costs, gain or loss on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes in 2018, 2019 and 2020, respectively, cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.
Recent Business Highlights:

•Welcomed many new customers into the Coupa community in Q4, including the following: 8x8, AbCellera Biologics, Adverum Biotechnologies, AHS Residential, Amaggi Group, Aspen Pharmacare, Ball Corporation, Bank of New Zealand, Carvana, Checkout, Cloudera, Commonwealth Care Alliance, Curology, Daniels Health, Diagma, Egnyte, Fresno Economic Opportunities Commission, Galderma Pharmaceutical, Heathrow Airport, Highspot, Honda Research Institute, Hotmart Technology, IDEAYA Biosciences, INEOS Styrolution, International Development Research Centre, NAVBLUE, NorthPower, PagerDuty, Prodigios Interactivos, REEF Technology, Repare Therapeutics, REVOLUTION Medicines, RSG Group, SCO Family of Services, Sigilon Therapeutics, Stuttgarter Straßenbahnen, SUEZ UK, Synchrony Financial, Tronox, Tyson Foods, and Waystar.

•Acquired Pana Industries, Inc., a leading travel booking company.

•Named a Leader in six IDC MarketScape reports: Procurement, Spend Analysis, Sourcing, Procure-to-Pay, Supplier Relationship Management, and Buy-Side Contract.

•Recognized with the Customer Choice distinction in the Gartner Peer Insights “Choice of the Customer”: Procure-to-Pay Suites 2021 report.

•Hosted Virtual 1TC Event, which pulls together treasury and other finance experts, customers, prospects, and partners.

•Included on Fast Company’s Most Innovative Company List.

•Listed among Fortune's 100 Best Medium Workplaces.
Conference Call Information:
Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.
The live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.
Non-GAAP Financial Measures:
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income and adjusted free cash flows. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.
Non-GAAP operating income and non-GAAP net income exclude certain items from the corresponding GAAP measures, including: stock-based compensation expenses; amortization of acquired intangible assets; the change in fair value of contingent consideration related to an acquisition; amortization of debt discount and issuance costs; gain or loss on conversion of convertible senior notes; and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share reflects the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes.
Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, plus repayments of convertible senior notes attributable to debt discount, plus one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination. Coupa has the ability to settle obligations related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election.
Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.
Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.

Forward-Looking Statements:
This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, without limitation: the uncertain impact of the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; the impact of acquisitions on its business, such as integration issues, assumption of unknown or unforeseen liabilities and ability to retain customers; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; risks and liabilities related to breach of its security measures or unauthorized access to customer data; and the impact of foreign currency exchange rates and global economic conditions.
These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 8, 2020, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.
The forward-looking statements in this release reflect Coupa’s expectations as of March 16, 2021. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

Disclaimers
Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

About Coupa Software
Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.
Investor Relations:
Steven Horwitz
(650) 338-1340
ir@coupa.com
Media Contact:
Danielle Gazitt
(917) 952-7484
Danielle.gazitt@coupa.com

COUPA SOFTWARE INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,

	2021	2020	2021	2020
Revenues:
Subscription	$134,942	$98,647	$470,341	$345,261
Professional services and other	28,602	12,805	71,302	44,458
Total revenues	163,544	111,452	541,643	389,719
Cost of revenues:
Subscription	48,039	26,235	147,374	89,452
Professional services and other	31,598	13,868	74,327	49,764
Total cost of revenues	79,637	40,103	221,701	139,216
Gross profit	83,907	71,349	319,942	250,503
Operating expenses:
Research and development	46,383	25,251	133,842	93,089
Sales and marketing	86,481	42,641	236,312	155,216
General and administrative	46,400	19,326	116,341	75,623
Total operating expenses	179,264	87,218	486,495	323,928
Loss from operations	(95,357)	(15,869)	(166,553)	(73,425)
Interest expense	(29,451)	(12,784)	(91,271)	(37,658)
Interest income and other, net	4,488	2,837	13,321	9,316
Loss before benefit from income taxes	(120,320)	(25,816)	(244,503)	(101,767)
Benefit from income taxes	(58,933)	(1,763)	(64,386)	(10,935)
Net loss	$(61,387)	$(24,053)	$(180,117)	$(90,832)
Net loss per share, basic and diluted	$(0.85)	$(0.38)	$(2.63)	$(1.45)
Weighted-average number of shares used in computing net loss per share, basic and diluted	72,160	63,999	68,559	62,484

COUPA SOFTWARE INCORPORATED
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$323,284	$268,045
Marketable securities	283,036	499,160
Accounts receivable, net of allowances	196,009	118,508
Prepaid expenses and other current assets	36,381	31,636
Deferred commissions, current portion	15,541	11,982
Total current assets	854,251	929,331
Property and equipment, net	28,266	18,802
Deferred commissions, net of current portion	36,832	30,921
Goodwill	1,480,847	442,112
Intangible assets, net	632,173	128,660
Operating lease right-of-use assets	41,305	32,026
Other assets	31,491	12,221
Total assets	$3,105,165	$1,594,073
Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,831	$3,517
Accrued expenses and other current liabilities	80,271	54,245
Deferred revenue, current portion	356,115	257,692
Convertible senior notes, net	609,068	187,115
Operating lease liabilities, current portion	11,222	8,199
Total current liabilities	1,061,507	510,768
Convertible senior notes, net	897,525	562,612
Deferred revenue, net of current portion	5,773	4,091
Operating lease liabilities, net of current portion	31,845	25,490
Other liabilities	67,915	28,620
Total liabilities	2,064,565	1,131,581
Temporary equity	369	16,835
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	1,556,865	790,468
Accumulated other comprehensive income	9,165	871
Accumulated deficit	(525,806)	(345,689)
Total stockholders’ equity	1,040,231	445,657
Total liabilities, temporary equity and stockholders’ equity	$3,105,165	$1,594,073

COUPA SOFTWARE INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended January 31,

	2021	2020
Cash flows from operating activities
Net loss	$(180,117)	$(90,832)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	72,105	28,553
Amortization of premium on marketable securities, net	1,038	325
Amortization of deferred commissions	14,704	9,556
Amortization of debt discount and issuance costs	86,541	35,922
Stock-based compensation	149,423	81,376
Gain on conversion of convertible senior notes	(3,154)	—
Repayments of convertible senior notes attributable to debt discount	(27,409)	—
Other	3,761	(1,381)
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(36,757)	(11,154)
Prepaid expenses and other current assets	2,954	(16,380)
Other assets	6,786	9,176
Deferred commissions	(24,157)	(26,231)
Accounts payable	(851)	(3,720)
Accrued expenses and other liabilities	(65,995)	(20,727)
Deferred revenue	79,330	73,673
Net cash provided by operating activities	78,202	68,156
Cash flows from investing activities
Purchases of marketable securities	(1,017,751)	(583,151)
Maturities of marketable securities	396,595	66,363
Sale of marketable securities	835,123	199,314
Acquisitions, net of cash acquired	(863,597)	(308,406)
Purchases of property and equipment	(11,492)	(11,970)
Net cash used in investing activities	(661,122)	(637,850)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	1,355,066	786,157
Purchase of capped calls	(192,786)	(118,738)
Repayments of convertible senior notes	(555,352)	—
Proceeds from the exercise of common stock options	19,232	17,781
Proceeds from issuance of common stock for employee stock purchase plan	15,631	11,455
Net cash provided by financing activities	641,791	696,655
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	438	—
Net increase in cash, cash equivalents, and restricted cash	59,309	126,961
Cash, cash equivalents, and restricted cash at beginning of year	268,280	141,319
Cash, cash equivalents, and restricted cash at end of period	$327,589	$268,280
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$323,284	$268,045
Restricted cash included in other assets	4,305	235
Total cash, cash equivalents, and restricted cash	$327,589	$268,280

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$48,039	$(3,797)	$(13,191)	$—	$—	$—	$31,051
Costs of professional services and other	31,598	(7,260)	(6,452)	—	—	—	17,886
Gross profit	51.3%	6.8%	12.0%	0.0%	0.0%	0.0%	70.1%

Research and development	46,383	(16,554)	—	—	—	—	29,829
Sales and marketing	86,481	(21,856)	(12,916)	—	—	—	51,709
General and administrative	46,400	(24,532)	—	—	—	—	21,868
Income (loss) from operations	(95,357)	73,999	32,559	—	—	—	11,201
Operating margin	(58.3)%	45.2%	19.9%	0.0%	0.0%	0.0%	6.8%

Interest expense	(29,451)	—	—	27,814	—	—	(1,637)
Interest income and other, net	4,488	—	—	—	12	—	4,500
Income (loss) before provision for (benefit from) income taxes	(120,320)	73,999	32,559	27,814	12	—	14,064
Provision for (benefit from) income taxes	(58,933)	1,763	747	7,103	—	50,378	1,058
Net income (loss)	(61,387)	72,236	31,812	20,711	12	(50,378)	13,006

Net income (loss) per share, basic (1)	$(0.85)						$0.18
Net income (loss) per share, diluted (1)	$(0.85)						$0.17

(1)GAAP net loss per share is calculated based upon 72,160 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 72,160 basic and 77,013 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2020
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$26,235	$(1,937)	$(5,707)	$—	$—	$18,591
Costs of professional services and other	13,868	(2,192)	(200)	—	—	11,476
Gross profit	64.0%	3.7%	5.3%	0.0%	0.0%	73.0%

Research and development	25,251	(5,519)	—	—	—	19,732
Sales and marketing	42,641	(6,318)	(1,992)	—	—	34,331
General and administrative	19,326	(5,342)	—	—	—	13,984
Income (loss) from operations	(15,869)	21,308	7,899	—	—	13,338
Operating margin	(14.2)%	19.1%	7.1%	0.0%	0.0%	12.0%

Interest expense	(12,784)	—	—	12,572	—	(212)
Interest income and other, net	2,837	—	—	—	—	2,837
Income (loss) before provision for (benefit from) income taxes	(25,816)	21,308	7,899	12,572	—	15,963
Provision for (benefit from) income taxes	(1,763)	531	(135)	—	2,331	964
Net income (loss)	(24,053)	20,777	8,034	12,572	(2,331)	14,999

Net income (loss) per share, basic (1)	$(0.38)					$0.23
Net income (loss) per share, diluted (1)	$(0.38)					$0.21

(1)GAAP net loss per share is calculated based upon 63,999 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 63,999 basic and 72,235 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Year Ended January 31, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$147,374	$(11,438)	$(35,561)	$—	$—	$—	$—	$100,375
Costs of professional services and other	74,327	(15,563)	(7,052)	—	—	—	—	51,712
Gross profit	59.1%	5.0%	7.9%	0.0%	0.0%	0.0%	0.0%	71.9%

Research and development	133,842	(37,685)	—	—	—	—	—	96,157
Sales and marketing	236,312	(48,414)	(20,284)	—	—	—	—	167,614
General and administrative	116,341	(55,750)	—	12,500	—	—	—	73,091
Income (loss) from operations	(166,553)	168,850	62,897	(12,500)	—	—	—	52,694
Operating margin	(30.7)%	31.2%	11.6%	(2.3)%	0.0%	0.0%	0.0%	9.7%

Interest expense	(91,271)	—	—	—	86,541	—	—	(4,730)
Interest income and other, net	13,321	—	—	—	—	(3,154)	—	10,167
Income (loss) before provision for (benefit from) income taxes	(244,503)	168,850	62,897	(12,500)	86,541	(3,154)	—	58,131
Provision for (benefit from) income taxes	(64,386)	6,084	432	—	9,588	—	50,688	2,406
Net income (loss)	(180,117)	162,766	62,465	(12,500)	76,953	(3,154)	(50,688)	55,725

Net income (loss) per share, basic (1)	$(2.63)							$0.81
Net income (loss) per share, diluted (1)	$(2.63)							$0.77

(1)GAAP net loss per share is calculated based upon 68,559 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 68,559 basic and 72,692 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Year Ended January 31, 2020
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$89,452	$(6,982)	$(17,242)	$—	$—	$65,228
Costs of professional services and other	49,764	(7,773)	(400)	—	—	41,591
Gross profit	64.3%	3.8%	4.5%	0.0%	0.0%	72.6%

Research and development	93,089	(20,159)	—	—	—	72,930
Sales and marketing	155,216	(23,352)	(6,334)	—	—	125,530
General and administrative	75,623	(23,110)	—	—	—	52,513
Income (loss) from operations	(73,425)	81,376	23,976	—	—	31,927
Operating margin	(18.8)%	20.9%	6.2%	0.0%	0.0%	8.2%

Interest expense	(37,658)	—	—	35,922	—	(1,736)
Interest income and other, net	9,316	—	—	—	—	9,316
Income (loss) before provision for (benefit from) income taxes	(101,767)	81,376	23,976	35,922	—	39,507
Provision for (benefit from) income taxes	(10,935)	2,328	(504)	—	12,002	2,891
Net income (loss)	(90,832)	79,048	24,480	35,922	(12,002)	36,616

Net income (loss) per share, basic (1)	$(1.45)					$0.59
Net income (loss) per share, diluted (1)	$(1.45)					$0.52

(1)GAAP net loss per share is calculated based upon 62,484 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 62,484 basic and 69,933 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$20,404	$22,279	$78,202	$68,156
Less: purchases of property and equipment	(1,933)	(2,108)	(11,492)	(11,970)
Add: repayments of convertible senior notes attributable to debt discount	201	—	27,409	—
Add: one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination	19,428	—	19,428	—
Adjusted free cash flows	$38,100	$20,171	$113,547	$56,186